Exhibit 10.2
                               KEEP-WELL AGREEMENT

                  Keep-Well Agreement (this "Agreement") dated as of June 3, 1999, between Riviera Holdings Corporation, a Nevada corporation ("Riviera Holdings"), and RIVIERA BLACK HAWK, INC., a Colorado corporation (the "Company").

                                 R E C I T A L S

                  A. First Mortgage Notes. The Company has issued $45,000,000 aggregate principal amount of 13% First Mortgage Notes due 2005 With Contingent Interest (together with all notes issued in exchange or replacement therefor, the "Notes") pursuant to an Indenture (as amended, supplemented or otherwise modified from time to time, the "Indenture") dated as of the date hereof between the Company and IBJ Whitehall Bank & Trust Company, a New York banking association, as trustee (the "Trustee"), for the benefit of the holders from time to time (the "Holders") of the Notes.

                  B. Proceeds of the Notes. The Company will use the proceeds of the Notes for the development, construction, equipping and operation of the Riviera Black Hawk (as defined in the Indenture) upon certain real property located in Black Hawk, Colorado (the "Property") and for certain other purposes described in the Indenture.

                  C. Riviera Holdings' Benefit. The Company is a wholly-owned subsidiary of Riviera Holdings and, as a result, Riviera Holdings will significantly benefit from the construction and operation of the Riviera Black Hawk.

                  D. Material Inducement. It is a condition precedent and material inducement to the purchase of the Notes that (1) Riviera Holdings and the Company shall have executed and delivered this Agreement whereby Riviera Holdings has agreed that it will commit, subject to the limitations set forth herein, for the benefit of the Company and the Holders, to make capital contributions to the Company upon the terms, conditions and limitations provided herein, (2) the Company shall have executed the Collateral Assignment assigning this Agreement, among other things, to the Trustee, and (3) Riviera Holdings shall have executed and delivered the Consent to Collateral Assignment of Keep-Well Agreement pursuant to which, among other things, Riviera Holdings consents to the Company's assignment of this Agreement to the Trustee.

                  E. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

                                A G R E E M E N T

                  NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Riviera Holdings and the Company hereby agree as follows:

         1.       Definitions.

                  "Contribution Limitation" means the product of (i) $1.25 million and (ii) the number of fiscal quarters of Riviera Holdings contained in the relevant Operating Period.

                  "First Operating Period" means the period beginning on the first day of Riviera Holdings' first full fiscal quarter after the Riviera Black Hawk becomes Operating through and including the last day of the fiscal year of which such fiscal quarter is a part.

                  "Fourth Operating Period" means the period beginning immediately following the end of the Third Operating Period through and including the last day of the full fiscal quarter of Riviera Holdings ending after the third anniversary of the date on which the Riviera Black Hawk became Operating.

                  "Funding Amounts" means the Interest Contribution Amount (as defined below) and the Cash Flow Contribution Amount (as defined below).

                  "Operating Period" means any of the First Operating Period, Second Operating Period, Third Operating Period or Fourth Operating Period.

                  "Second Operating Period" means the first fiscal year of Riviera Holdings after the First Operating Period.

                  "Target Consolidated Cash Flow" means, for any Operating Period, the product of (i) $2.25 million and (ii) the number of fiscal quarters of Riviera Holdings contained in such Operating Period.

                  "Third Operating Period" means the first fiscal year of Riviera Holdings after the Second Operating Period.

         2.       Riviera Holdings' Commitments.

                  2.1.  Fixed  Interest  Contribution  Commitment.   Subject  to
         Section 2.3 below, at least ten days prior to each date on which the Company is required to pay the fixed interest payable on the Notes (the "Fixed Interest Payment") which occurs before the end of the Fourth Operating Period (each an "Fixed Interest Payment Date"), if the Company does not have sufficient funds to make the required Fixed Interest Payment on the Notes, the Company shall deliver to Riviera Holdings (with a copy to the Trustee) a certificate stating:

                           (i) the amount of the Fixed Interest Payment required to be made;

                           (ii) the amount of funds the Company has available to
                  make the Fixed Interest Payment (after taking into account amounts on deposit in the Interest Reserve Account); and

                           (iii) the amount of additional cash that is needed in
                  order for the Company to make the Fixed Interest Payment (the "Fixed Interest Contribution Amount").

         Subject to Section 2.3 below, Riviera Holdings hereby unconditionally and irrevocably agrees that, at least one business day prior to the relevant Fixed Interest Payment Date, Riviera Holdings will make a capital contribution in cash to the Company in an amount equal to any Fixed Interest Contribution Amount.

                  2.2. Cash Flow Commitment. Subject to Section 2.3 below, within 30 days after the end of each Operating Period, the Company shall deliver to Riviera Holdings (with a copy to the Trustee) a certificate stating:

                           (i) the amount of the Target Consolidated Cash Flow for such Operating Period;

                           (ii) the  Company's  estimate,  through  its  regular
                  internal accounting procedures, of its Consolidated Cash Flow for such Operating Period (the "Applicable Consolidated Cash Flow"); and

                           (iii) the amount of the Target Consolidated Cash Flow
                  for such Operating Period less the Applicable Consolidated Cash Flow for such period determined as set forth in clause
                  (ii) above (the "Cash Flow Contribution Amount").

         Subject to Section 2.3 below, Riviera Holdings hereby unconditionally and irrevocably agrees that, within 45 days of the end of each Operating Period, if the Cash Flow Contribution Amount for such Operating Period is a positive number, Riviera Holdings will make a capital contribution in cash to the Company in an amount equal to such Cash Flow Contribution Amount, less any amounts previously contributed by Riviera Holdings to the Company during such Operating Period pursuant to Section 2.1 hereof.

                  2.3. Contribution Limitations. Notwithstanding any other terms of this Agreement to the contrary, (i) the aggregate amount that Riviera Holdings shall be required to contribute to the Company in any Operating Period pursuant to Section 2.1 hereof and with respect to any such Operating Period pursuant to Section 2.2 hereof will not exceed the applicable Contribution Limitation for such Operating Period and
         (ii) the aggregate amount that Riviera Holdings shall be required to contribute to the Company in and with respect to all Operating Periods pursuant to Sections 2.1 and 2.2 hereof will not exceed $10.0 million.

         3. Cooperation. In connection with this Agreement, Riviera Holdings agrees, at its sole cost and expense, to fully cooperate with the Company and to timely provide such documents, agreements and information as may be required in connection herewith.

         4. Ability to Comply With This Agreement. Riviera Holdings shall, at all times prior to the fulfillment of all of its obligations under this Agreement, ensure that it has the ability to fulfill all of such obligations under all other agreements to which it is a party, including the Indenture dated as of August 13, 1997, among Riviera Holdings, the subsidiary guarantors identified therein and Norwest Bank Minnesota, National Association, as trustee, relating to the issuance of $175,000,000 principal amount of 10% First Mortgage Notes due 2004 of Riviera Holdings.

                  In addition, Riviera Holdings shall not, at any time prior to the fulfillment of all of its obligations under this Agreement, permit any other agreement to which it is a party to in any way prohibit or interfere with its ability to fulfill its obligations under this Agreement.

         5. Alteration of Obligations. Riviera Holdings acknowledges and agrees that none of the following shall release, impair, reduce, diminish or otherwise affect Riviera Holdings' obligations under this Agreement: (i) any alteration, compromise, acceleration or extension of, or any change to, (a) the Company's obligations to complete the development, construction and equipping of the Riviera Black Hawk and to commence operation thereof or (b) the payment or performance by the Company or any guarantor under any debt instrument or other financing for the development, construction, equipping or operation of the Riviera Black Hawk (the foregoing, collectively, the "Obligations"), in each case in such manner, upon such terms and at such times as any Person (including, without limitation, the Trustee or any Holder) (each such Person, an "Obligee") deems best, and without notice to Riviera Holdings; (ii) the release of the Company or any guarantor from any or all of the Obligations by acceptance of a deed in lieu of foreclosure or otherwise, as to all or any portion of the Obligations; (iii) the release, substitution or addition of any one or more guarantors or endorsers of the Funding Amounts or the Obligations; (iv) the acceptance of additional or substitute security for the Funding Amounts or the Obligations; or (v) the release or subordination of any security for the Funding Amounts or the Obligations. No exercise (including, without limitation, foreclosure of the Property) or non-exercise of any right under any document relating to the Obligations (collectively, the "Obligation Documents") by an Obligee, no dealing by an Obligee hereunder or under any Obligation Document or any other document with Riviera Holdings, the Company or any other guarantors or any other Person, and no change, impairment or release of all or any portion of the Funding Amounts or the Obligations or suspension of any right or remedy of an Obligee against any other Person, including, without limitation, the Company or any other such guarantor, endorser or other Person, shall in any way affect any of the obligations of Riviera Holdings hereunder or any security furnished by Riviera Holdings or give Riviera Holdings any recourse against an Obligee (including, without limitation, the Trustee). If an Obligee has exculpated or hereafter exculpates the Company from liability in whole or in part, or has agreed or hereafter agrees to look solely to the Property or any other property for the satisfaction of the Company's Obligations (including, without limitation the Company's obligations under the Indenture, the Notes or any Collateral Document), such exculpation and agreement shall not affect the obligations of Riviera Holdings hereunder. Riviera Holdings further acknowledges that any such exculpation or agreement that has been given or that is hereafter given to the Company with respect to the Notes, the Indenture or any Collateral Document has been given or is given in reliance upon the covenants of Riviera Holdings contained herein.

         6. Obligations Absolute; Waiver. The obligations of Riviera Holdings hereunder shall be unconditional (in accordance with the terms hereof), absolute and continuing and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by, and shall survive, and Riviera Holdings hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including, without limitation, (a) any right to require any holder or recipient of the benefit of any of the Obligations (including, without limitation, the Trustee or the Holders) (each a "Benefited Party") to proceed against the Company or any other Person or entity or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in the power of a Benefited Party before proceeding against Riviera Holdings; (b) the defense of the statute of limitations in any action hereunder or in any action for the collection or performance of the Funding Amounts or the Obligations; (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person; (d) appraisal, valuation, stay, extension, marshaling of assets, redemption, exemption, diligence, demand, presentment, protest and notice of any kind, including, without limitation, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action, non-action, performance or failure to perform on the part of a Benefited Party, the Company, any endorser or creditor of the Company or Riviera Holdings or on the part of any other Person under this or any other instrument in connection with any obligation or evidence of indebtedness held by a Benefited Party as collateral or in connection with the Funding Amounts or the Obligations; (e) any defense based upon any exercise of remedies, including, without limitation, foreclosure of the Property, or upon an election of remedies by a Benefited Party, including, without limitation, an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of Riviera Holdings, the right of Riviera Holdings to proceed against the Company or any other person for reimbursement, or both; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (g) any duty on the part of a Benefited Party to disclose to Riviera Holdings any facts a Benefited Party may now or hereafter know about the Company or any other Person, regardless of whether a Benefited Party has reason to believe that any such facts materially increase the risk beyond that which Riviera Holdings intends to assume, or has reason to believe that such facts are unknown to Riviera Holdings, or has a reasonable opportunity to communicate such facts to Riviera Holdings, since Riviera Holdings acknowledges that Riviera Holdings is fully responsible for being and keeping informed of the financial condition of the Company or any other Person and of all circumstances bearing on the risk of non-payment of any Funding Amounts; (h) any defense arising because of the election of a Benefited Party, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code; (i) any defense based upon any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code; (j) any claim or other rights which it may now or hereafter acquire against the Company or any other Person that arises from the existence or performance of Riviera Holdings' obligations under this Agreement or any other Obligation Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy by a Benefited Party against the Company or any collateral which a Benefited Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from the Company or any other Person or entity, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights; (k) any rights which it may acquire by way of contribution under this Agreement or any Obligation Document, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from any other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such contribution rights;
(l)  any  defense  based  on  one-action  laws  and  any  other  anti-deficiency protections granted to guarantors by applicable law; (m) any merger or consolidation of the Company into or with any other Person, or any sale, lease or transfer of any or all of the assets of the Company to any other Person; (n) any circumstance which might constitute a defense available to, or a discharge of, the Company, Riviera Holdings or a surety; (o) any lack of genuiness, validity, regularity, enforceability or value of any Funding Amounts, this Agreement or any Obligation Document; and (p) any other fact or circumstance, including, without limitation, any fact or circumstance having an impact on the cash flow of or the availability of funds to the Company. Any proceeds of a foreclosure or similar sale may be applied first to any obligations of the Company that do not also constitute Funding Amounts or Obligations. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to impair or modify the rights or obligations otherwise expressly given to or agreed to by Riviera Holdings in any of the Loan Documents. Riviera Holdings acknowledges and agrees that any nonrecourse or exculpation provided for in any Obligation Document, or any other provision of an Obligation Document limiting each respective Benefited Party's recourse to specific collateral or limiting such Benefited Party's right to enforce a deficiency judgment against the Company, shall have absolutely no application to Riviera Holdings's liability under this Agreement. To the extent that any Benefited Party (including, without limitation, the Trustee) collects or receives any sums or payments from the Company or from any guarantor, endorser or other Person under any Obligation Document or realized from any security, such Benefited Party shall have the right, but not the obligation, to apply such amounts first to that portion of the Company's indebtedness and obligations, if any, to such Benefited Party that is not covered by this Agreement, regardless of the manner in which any such payments or amounts are characterized by the Person making payment.

         7. Bankruptcy and Related Proceedings. The obligations of Riviera Holdings under this Agreement shall not be altered, limited or affected by or as a result of any action taken by the Company in any proceeding, voluntary or involuntary, involving the bankruptcy, reorganization, insolvency, receivership, or liquidation of the Company, or by any defense which the Company may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

         8. Interest. If Riviera Holdings fails to pay all or any portion of the Funding Amounts in accordance with the provisions hereof, the amount of such Funding Amounts and all other sums payable by Riviera Holdings hereunder shall bear interest from the date of demand at the highest rate applicable to the principal balance of the Notes or, if the Notes have been fully repaid, at the highest rate that would be applicable if the Notes had not been fully repaid.

         9. Independent Obligations. The obligations of Riviera Holdings hereunder are independent of the obligations of the Company or any other Person and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against Riviera Holdings, whether or not the Company or such other Person is joined therein or a separate action or actions are brought against the Company.

         10. Notices. Whenever Riviera Holdings or the Company shall desire to give or serve any notice, demand, request or other communication with respect to this Agreement, each such notice shall be in writing and shall be effective only if the same is delivered by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier or air courier guaranteeing overnight delivery, addressed as follows:

                  To Riviera Holdings:

                           Riviera Holdings Corporation
                           2701 Las Vegas Boulvard South
                           Las Vegas, Nevada 89109
                           Attention: Executive Vice President of Finance
                           Telephone: (702) 734-5110
                           Facsimile: (702) 734-9277

                  To the Company:

                           Riviera Black Hawk, Inc.
                           444 Main Street
                           Black Hawk, Colorado 80422
                           Attention: Executive Vice President of Finance
                           Telephone: (702) 734-5110
                           Facsimile: (702) 734-9277

                  and, in either case, with a copy to the Trustee at:

                           IBJ Whitehall Bank & Trust Company
                           One State Street
                           New York, New York 10004
                           Attention:  Thomas S. Moser
                           Telephone: (212) 858-2558
                           Facsimile: (212) 858-2956

Any such notice delivered personally shall be deemed to have been received upon delivery. Any such notice sent by telegram shall be presumed to have been received by the addressee one business day after its acceptance for sending by an authorized carrier thereof. Any such notice sent by mail shall be presumed to have been received by the addressee three business days after posting in the United States mail. Riviera Holdings or the Company may change its address by giving the other and the Trustee a written notice of the new address as herein provided.

         11. Successors and Assigns. This Agreement shall inure to the benefit of the Company, its successors and assigns, and shall bind the successors and assigns of Riviera Holdings.

         12. No Guarantee. Nothing contained in this Agreement shall be deemed to be a guarantee by Riviera Holdings of any obligations of the Company under the Notes.

         13.      Miscellaneous Provisions.

                  13.1. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Riviera Holdings hereby consents to the jurisdiction of the courts of the State of New York and consents to service of process by any means authorized by New York law in any action brought under or arising from this Agreement.

                  13.2. Riviera Holdings acknowledges that it is aware of the Indenture entered into by the Company and the Trustee, the Notes issues thereunder and the Collateral Documents executed in connection therewith and is generally familiar with the terms and provisions thereof.

                  13.3. This Agreement shall constitute the entire agreement of Riviera Holdings with the Company with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon the Company unless expressed herein.

                  13.4. Should any term, covenant, condition or provision of this Agreement be determined to be illegal or unenforceable, all other terms, covenants, conditions and provisions hereof shall nevertheless remain in full force and effect.

                  13.5. When the context and construction so require, all words used in the singular herein shall be deemed to include the plural, the masculine shall include the feminine and neuter, and vice versa.

                  13.6. No provision of this Agreement or right granted to the Company hereunder can be waived in whole or in part, nor can Riviera Holdings be released from its obligations hereunder, except by a writing duly executed by an authorized officer of the Company.

                  13.7. The headings of this Agreement are inserted for convenience only and shall have no effect upon the construction or interpretation hereof.

                            (Signature Page Follows)

                     [Signature Page to Keep-Well Agreement]


LA_DOCS\356151.4
                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                   RIVIERA HOLDINGS CORPORATION,
                                                   a Nevada corporation



                                                   By:
                                                   Name:
                                                   Title:


                                                   RIVIERA BLACK HAWK, INC.,
                                                   a Colorado corporation



                                                   By:
                                                   Name:
                                                   Title: